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                                                                    EXHIBIT 23.3

                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the inclusion in this registration statement on Form S-4 of our report dated December 23, 1997, on our audit of the consolidated financial statements of Hilliard Lyons, Inc. and Subsidiaries. We also consent to the references to our firm under the caption "Experts."


PricewaterhouseCoopers LLP
Louisville, Kentucky
September 29, 1998